OMB APPROVAL
OMB Number: 3235-0056
Expires: October 31, 2008
Estimated average burden
hours per response 3.0
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
GENERAL INSTRUCTIONS
Cruisestock, Inc.

(Exact name of registrant as specified in its charter)

Texas	87-0700927

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5800 Airport Blvd.	Austin, TX 78752

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this form relates: 333-135233 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.001

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Securities” in the Registrant’s Registration Statement on Form SB-2 filed on June 22, 2006 (File No. 333-135233), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.
Item 2. Exhibits.
List below all exhibits filed as a part of the registration statement:

3.1 Articles of Incorporation (incorporated by reference from the Registrant’s Registration Statement on Form SB-2 filed on June 22, 2006).

3.2 Bylaws (incorporated by reference from the Registrant’s Registration Statement on Form SB-2 filed on June 22, 2006).
SIGNATURE
Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	Cruisestock, Inc.

Date	June 25, 2007

By	/s/Michael Nole Michael Nole, Chief Executive Officer